UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2021

OXFORD IMMUNOTEC GLOBAL PLC
(Exact name of registrant as specified in its charter)

England and Wales
(State or other jurisdiction
of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom
(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, £0.006705 nominal value per share	OXFD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Implementation Agreement

On January 7, 2021, Oxford Immunotec Global PLC, a public limited company incorporated in England and Wales (the “Company”), entered into an Implementation Agreement (the “Implementation Agreement”) by and among the Company, Bidder, a Massachusetts corporation (“Bidder”), and Bidco, a private limited company incorporated in England and Wales and a wholly-owned subsidiary of Bidder (“Bidco”). Pursuant to the terms of the Implementation Agreement, Bidco has agreed to acquire the entire issued and to be issued share capital of the Company, par value £0.006705 per share (excluding any treasury shares (within the meaning of the Companies Act 2006, as amended, enacted under the laws of England and Wales (the “Companies Act 2006”))) (the “Scheme Shares”), for US$22.00 in cash per share (the “Consideration”). Under the terms of the Implementation Agreement, which has been unanimously approved by each of the Company’s and Bidder’s respective board of directors, the acquisition (the “Acquisition”) will be implemented by means of a scheme of arrangement to be undertaken by the Company under Part 26 of the Companies Act 2006 (the “Scheme”). Bidder and Bidco reserve the right under the Implementation Agreement to effect the Acquisition by way of a takeover offer, subject to the terms of the Implementation Agreement.

The Scheme involves an application by the Company to the High Court of Justice in England and Wales (the “Court”) to sanction the Scheme, pursuant to which the issued and outstanding Scheme Shares will be transferred to Bidco (or its nominee), in consideration for which holders of Scheme Shares will receive the Consideration for each Scheme Share. The transfer of the Scheme Shares to Bidco (or its nominee), provided for in the Scheme, will result in the entire issued and to be issued share capital of the Company being held by Bidco.

Upon the completion of the Acquisition, it is intended, and has been agreed between the Company and Bidco under the terms of the Implementation Agreement, that (i) any Company Share Option Plans (“CSOPs”) and Enterprise Management Incentives (“EMI”) options (other than those granted to officers or directors) will be accelerated to full vesting and subsequently will be exercised via cashless exercise, (ii) any CSOPs and EMI options granted to officers or directors and which have vested in accordance with their terms will be exercised via cashless exercise, and (iii) any other outstanding options or awards under the Company’s share incentive schemes will be accelerated to full vesting and subsequently will be either share settled or cash settled.

The completion of the Acquisition is subject to the satisfaction or waiver of certain customary conditions (the “Conditions”), including, among other things: (i) the approval of Company shareholders at the court meeting of such shareholders convened by the Court (the “Court Meeting”) and the passing of the resolutions by Company shareholders at the general meeting of such shareholders convened for considering the shareholder resolutions necessary to enable the Company to implement the Acquisition (the “General Meeting”); (ii) the sanction of the Scheme by the Court; and (iii) the absence of governmental injunctions or other legal restraints preventing the Acquisition or seeking rescission thereof. In addition, the obligation of each party to consummate the Acquisition is conditioned upon, among other things, the accuracy of the representations and warranties of the other party (subject to certain customary exceptions), and material compliance by the other party with its covenants under the Implementation Agreement.

The Acquisition is also subject to, among other things: (1) the Scheme becoming effective by June 30, 2021 or such later date agreed to by the parties (the “Long-Stop Date”), (2) approval by at least 75 percent in value and a majority in number of the holders of Scheme Shares (the “Scheme Shareholders”) present and voting (either remotely or by proxy) at the Court Meeting to approve the Scheme, (3) passing of all resolutions necessary to approve and implement the Scheme by the requisite majority of the Scheme Shareholders present and voting (either remotely or by proxy) at the General Meeting to approve certain matters in connection with the Scheme and the Acquisition, and (4) the sanctioning of the Scheme by the Court.

The Implementation Agreement contains certain customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of the Company’s business prior to completion of the Acquisition and covenants prohibiting the Company from soliciting, providing information or entering into discussions concerning competing acquisition proposals.

The Implementation Agreement contains customary termination rights for both Bidder and the Company, including, among others, that it may be terminated, subject to the terms and conditions of the Implementation Agreement: (i) by mutual written consent of Bidder and the Company; (ii) by either the Company or Bidder, if a governmental injunction, order or other legal restraint prevents the consummation of the Acquisition; (iii) by either Bidder or the Company, if the Scheme is not approved by the requisite majority of the Company’s shareholders or the Scheme is not sanctioned by the court at the applicable court hearing; or (iv) by either the Company or Bidder upon the other party’s uncured material breach of any representation, warranty, covenant or obligation under the Implementation Agreement which would reasonably be expected to prevent Bidder from consummating the Acquisition or which would prevent the Company from satisfying certain closing conditions, as the case may be. The Implementation Agreement may also be terminated (A) by Bidder if the Company’s board of directors (the “Board”) fails to recommend or changes its recommendation regarding the Acquisition or approves or recommends an alternative transaction or, in certain circumstances, fails to recommend against an alternative transaction, or (B) by the Company, in order to enter into a definitive agreement with respect to a superior proposal, subject to specified limitations. In addition to the foregoing termination rights, and subject to certain limitations, either of Bidder and the Company may terminate the Implementation Agreement if the Acquisition is not consummated by the Long Stop Date (or such later date as the parties may agree). If the Implementation Agreement is terminated under certain circumstances specified in the Implementation Agreement (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal), the Company will be required to pay the Bidder a termination fee of $5,900,000.

The foregoing description of the Implementation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete terms of the Implementation Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Implementation Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Bidder, Bidco or their respective subsidiaries and affiliates. The representations and warranties contained in the Implementation Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Implementation Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Implementation Agreement as characterizations of the actual state of facts or condition of the Company, Bidder, Bidco or any of their respective subsidiaries, affiliates or businesses.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Implementation Agreement, which subsequent information may or may not be fully reflected in the Company’s or Bidder’s public disclosures.

Item 8.01.	Other Events.

Irrevocable Undertakings

Bidco has received irrevocable undertakings to vote or procure votes in favor of the resolutions relating to the Scheme at the Court Meeting and the General Meeting (or in the event that the Acquisition is implemented by way of a takeover offer, to accept or procure acceptance of such takeover offer) from the members of the Company Board and the Company’s named executive officers, in respect of their entire beneficial holdings, amounting to 339,771 Scheme Shares, in aggregate, representing approximately 1.3 percent of the issued share capital of the Company as of January 5, 2021.

Under their terms, the irrevocable undertakings will cease to be binding in certain circumstances, including if the Implementation Agreement is terminated in accordance with its terms.

A copy of the form of the irrevocable undertakings  (the “Form of Irrevocable Undertaking”) is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Announcement

On January 7, 2021, the Company issued an announcement (the “Announcement”), disclosing that the Company, Bidder and Bidco had reached an agreement on the terms of the proposed Acquisition of the Company by Bidco. The Announcement also contains certain other details of the proposed Acquisition. A copy of the Announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Communications

On January 7, 2021, the Company distributed a message from Peter Wrighton-Smith, Ph.D., the Company’s Chief Executive Officer (“CEO”), to the Company’s employees  (the “Message from the Company’s CEO to Employees”), a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Share Repurchase Program

As previously disclosed, in January 2019 the Company’s Board authorized a share repurchase program of up to $100 million of its ordinary shares in the aggregate (including commissions) (the “Share Repurchase Program”). The Company’s shareholders approved the Share Repurchase Program at the Company’s Annual General Meeting held on June 18, 2019. As of January 5, 2021, $78.5 million of the Company’s ordinary shares remain eligible for repurchase under the program.

In connection with the Acquisition, the Company suspended the Share Repurchase Program.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

2.1	Implementation Agreement, dated January 7, 2021, by and among the Company, Bidder and Bidco.
99.1	Form of Irrevocable Undertaking.
99.2	Announcement, dated January 7, 2021.
99.3	Message from the Company’s CEO to Employees, dated January 7, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Further information

This Current Report on Form 8-K is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely by the Scheme Document, which will be included in the Proxy Statement, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Additionally, Bidder and the Company will file other relevant materials with the SEC in connection with the transaction. INVESTORS ARE ADVISED TO READ THE SCHEME DOCUMENT AND PROXY STATEMENT, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN IT BECOMES AVAILABLE CAREFULLY AND IN ITS ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE ACQUISITION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the Scheme Document and Proxy Statement (when available) at the Securities and Exchange Commission (“SEC”)’s website at www.sec.gov, or free of charge from the Company at investor.oxfordimmunotec.com or by directing a request to the Company at mtmclaughlin@oxfordimmunotec.com. Bidder and the Company take no responsibility for, and can provide no assurance as to the reliability of, any information others may provide regarding any voting decision or response in relation to the Acquisition, other than the information contained in the Scheme Document and Proxy Statement.

This Current Report on Form 8-K does not constitute a prospectus or a prospectus equivalent document.

Bidder and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Implementation Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2019. which is filed with the SEC. Information regarding Bidder’s directors and executive officers is contained in Bidder’s Form 10-K for the fiscal year ended December 29, 2019, which is filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Implementation Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Scheme Document and Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Overseas Company shareholders

The release, publication or distribution of this Current Report on Form 8-K in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions as defined below) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or United States or who are subject to the laws of another jurisdiction to vote their Company shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy (as defined in the Scheme Document) appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. This information has been prepared for the purpose of complying with English law and the information disclosed may not be the same as that which would have been disclosed if this information had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Copies of this Current Report on Form 8-K and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any jurisdiction where local laws or regulations may result in a risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Scheme Shareholders in that jurisdiction (“Restricted Jurisdiction”), or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act 2006) (“Offer”), the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Scheme Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to U.S. investors in the Company

The Acquisition relates to the shares of a United Kingdom company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act 2006 and subject to the proxy solicitation rules under the Securities Exchange Act of 1934 (the “Exchange Act”). The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the Exchange Act. If, in the future, Bidder exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, the Acquisition will be made in compliance with applicable United States laws and regulations.

It may be difficult for U.S. Scheme Shareholders to enforce their rights and any claim arising out of the U.S. federal securities laws, because the Company is located in a non-U.S. country, and some of its officers and/or directors are residents of a non-U.S. country. U.S. Scheme Shareholders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Scheme Shareholders are urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Acquisition.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to each company’s customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts, “will,” “may,” “could” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on the management of each company’s current assumptions and expectations and no assurances can be given that their assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: the failure of all of the closing conditions of the proposed Acquisition to be satisfied, including receipt of requisite approvals by the Company’s shareholders, and the sanction of the Scheme by the High Court of Justice in England and Wales, which conditions may not be satisfied or waived; uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the Implementation Agreement; the effect of the announcement or pendency of the proposed Acquisition on Bidder’s or the Company’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed Acquisition may disrupt Bidder’s or the Company’s current plans and business operations; potential difficulties retaining employees as a result of the proposed Acquisition; risks related to the diverting of management’s attention from Bidder’s or the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Bidder or the Company related to the Implementation Agreement or the proposed Acquisition; markets into which the parties sell products declining or not growing as anticipated; effect of the COVID-19 pandemic on sales and operations of the parties; fluctuations in the global economic and political environments; the ability of the parties to execute acquisitions (including the Acquisition) and license technologies, or to successfully integrate acquired businesses and licensed technologies; the failure of Bidder or the Company to maintain compliance with applicable government regulations; regulatory changes; the failure of Bidder or the Company to comply with healthcare industry regulations; economic, political and other risks associated with foreign operations; the ability to retain key personnel; significant disruption in information technology systems, or cybercrime; the ability of Bidder to obtain future financing; the United Kingdom’s withdrawal from the European Union; the ability of Bidder to realize the full value of the Company’s intangible assets; significant fluctuations in the stock price of Bidder or the Company; and other factors which are described under the caption “Risk Factors” in the most recent quarterly report on Form 10-Q and in other filings with the SEC of each of Bidder and the Company.

The information contained in Bidder’s filings with SEC, including in Bidder’s Form 10-K for the fiscal year ended December 29, 2019 identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this Current Report on Form 8-K.

The information contained in the Company’s filings with SEC, including in the Company’s Form 10-K for the fiscal year ended December 31, 2019 identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this Current Report on Form 8-K.

Bidder’s and the Company’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements.  We anticipate that subsequent events and developments will cause our views to change. However, while the Company or Bidder may elect to update these forward-looking statements at some point in the future, each of the Company and Bidder specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s or Bidder’s views as of any later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2021

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Matthew T E McLaughlin
Name: Matthew T E McLaughlin
Title: Chief Financial Officer